UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2004

ZOMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-28426	No. 41-1833089
(Commission File Number)	(IRS Employer
Identification No.)

5353 Nathan Lane

Plymouth, MN   55442

(Address of Principal Executive Offices)  (Zip Code)

(763) 553-9300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report

Item 5.  Other Events

Zomax Incorporated announced being served on March 10, 2004 with a lawsuit filed against the Company and certain of its former officers.  Zomax strongly denies the allegations contained in such lawsuit and intends to vigorously defend this case.  The complaint alleges securities law violations regarding false and misleading statements made to the public and the failure to disclose material events between June 6, 2000 and September 21, 2000.  The complaint was filed on March 9, 2004 in the United States District Court, District of Minnesota by Charles Fazio purporting to represent a class of purchasers of Zomax stock and seeks unspecified damages.

Item 7.  Financial Statements and Exhibits.

                (a)           Financial statements:  None.

                (b)           Pro forma financial information:  None.

                (c)           Exhibits:  None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 10, 2004

ZOMAX INCORPORATED

By	/s/ Anthony Angelini
Anthony Angelini
President and Chief Executive Officer